Exhibit 99.1

Medley Capital Corporation Announces Fourth Quarter and Fiscal Year Ended September 30, 2016 Financial Results

New York, NY – December 8, 2016

Financial Results for the Quarter and Year Ended September 30, 2016

Fourth Quarter Highlights

•	Declared a dividend of $0.22 per share
•	Net investment income of $0.23 per share
•	Net asset value (NAV) of $9.49 per share

Post Quarter-end Highlights

•	The Board of Directors approved an extension of the current $50 million share repurchase program through December 31, 2017

Portfolio Investments

The total value of our investments was $914.2 million at September 30, 2016. During the quarter ended September 30, 2016, the Company had net repayments of $116.0 million. As of September 30, 2016, the Company had investments in securities of 58 portfolio companies with approximately 64.8% consisting of senior secured first lien investments, 23.4% consisting of senior secured second lien investments, 5.8% in unsecured debt and 6.0% in equities / warrants. As of September 30, 2016, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 11.8%.

Results of Operations: Three Months Ended September 30, 2016

For the three months ended September 30, 2016, the Company reported net investment income per share and net loss per share of $0.23 and $0.06, respectively, calculated based upon the weighted average shares outstanding. As of September 30, 2016, the Company’s NAV was $9.49 per share.

Investment Income

For the three months ended September 30, 2016, gross investment income was $27.2 million and consisted of $24.5 million of portfolio interest income, $0.7 million of dividend income, net of provisional taxes, and $2.0 million of fee income.

Expenses

For the three months ended September 30, 2016, total expenses net of management and incentive fee waivers were $14.8 million and consisted of the following: base management fees net of waiver of $4.6 million, interest and financing expenses of $7.7 million, professional fees of $0.5 million, administrator expenses of $1.0 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.9 million.

Net Investment Income

For the three months ended September 30, 2016, the Company reported net investment income of $12.4 million, or $0.23 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months ended September 30, 2016, the Company reported a net realized loss of $15.7 million and net unrealized appreciation, including the provision for income taxes on unrealized depreciation on investments, of $0.1 million.

Results of Operations: Year Ended September 30, 2016

The Company reported net investment income and net loss of $0.97 per share and $0.50 per share, respectively, calculated based upon the weighted average shares outstanding, for the year ended September 30, 2016.

Investment Income

For the year ended September 30, 2016, gross investment income was $120.7 million and consisted of $112.2 million of portfolio interest income, $1.0 million of dividend income, net of provisional taxes, and $7.5 million of fee income.

Expenses

For the year ended September 30, 2016, total expenses net of management and incentive fee waivers were $67.2 million and consisted of the following: base management fees net of waiver of $19.3 million, incentive fees net of waiver of $8.0 million, interest and financing expenses of $30.3 million, professional fees of $2.3 million, administrator expenses of $3.9 million, directors fees of $0.5 million, and other general and administrative related expenses of $2.9 million.

Net Investment Income

For the year ended September 30, 2016, the Company reported net investment income of $53.6 million, or $0.97 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the year ended September 30, 2016, the Company reported a net realized loss of $39.4 million and net unrealized depreciation, including the provision for income taxes on unrealized depreciation on investments, of $42.2 million.

Liquidity and Capital Resources

As of September 30, 2016, the Company had a cash balance of $104.5 million and $14.0 million of debt outstanding under its $343.5 million senior secured revolving credit facility.

The Company also had $174.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On November 3, 2016, the Company’s board of directors declared a quarterly dividend of $0.22 per share payable on December 23, 2016 to stockholders of record at the close of business on November 23, 2016.

Share Repurchase Program

During the quarter ended September 30, 2016, 289,200 shares were repurchased at a weighted average price of $7.50, including commission, with a total cost of approximately $2.2 million. Since inception of the stock repurchase program, the Company has repurchased a total of 4.3 million shares at a weighted average price of $8.00, including commission, with a total cost of approximately $34.1 million.

On December 7, 2016, the Board authorized an extension of the current $50 million share repurchase program through December 31, 2017.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, December 9, 2016.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 7308028. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

 Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of
	September 30, 2016	September 30, 2015

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $813,814 and $1,175,785, respectively)	$767,302	$1,131,894
Controlled investments (amortized cost of $189,077 and $86,756, respectively)	136,882	74,198
Affiliated investments (amortized cost of $10,000 and $10,000, respectively)	10,000	10,000
Total investments at fair value	914,184	1,216,092
Cash and cash equivalents	104,485	15,714
Interest receivable	8,982	9,543
Fees receivable	1,404	1,390
Other assets	893	556
Receivable for dispositions and investments sold	689	579
Deferred offering costs	243	208
Total assets	$1,030,880	$1,244,082

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $3,590 and $4,160, respectively)	$10,410	$188,540
Term loan payable (net of debt issuance costs of $2,197 and $2,437, respectively)	171,803	171,563
Notes payable (net of debt issuance costs of $4,630 and $2,325, respectively)	172,883	101,175
SBA debentures payable (net of debt issuance costs of $3,525 and $4,206, respectively)	146,475	145,794
Management and incentive fees payable	4,559	9,963
Accounts payable and accrued expenses	2,663	2,504
Deferred tax liability	2,004	1,797
Interest and fees payable	1,714	1,314
Administrator expenses payable	990	1,001
Deferred revenue	370	402
Due to affiliate	90	109
Total liabilities	$513,961	$624,162

NET ASSETS

Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 56,337,152 common shares issued and outstanding, respectively	$54	$56
Capital in excess of par value	705,326	718,241
Accumulated undistributed net investment income	10,812	20,352
Accumulated net realized gain/(loss) from investments	(99,000)	(60,626)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(100,273)	(58,103)
Total net assets	516,919	619,920

Total liabilities and net assets	$1,030,880	$1,244,082

NET ASSET VALUE PER SHARE	$9.49	$11.00

Medley Capital Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the three months ended September 30		For the years ended September 30
	2016	2015	2016	2015

INVESTMENT INCOME:
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$21,155	$30,957	$98,057	$125,023
Payment-in-kind	1,862	2,389	8,010	8,293
Affiliated investments:
Cash	167	167	667	1,139
Payment-in-kind	-	-	-	190
Controlled investments:
Cash	44	837	950	2,031
Payment-in-kind	1,234	228	4,531	1,670
Total interest income	24,462	34,578	112,215	138,346
Dividend income, net of provisional taxes ($512 and $144, respectively)	713	-	1,047	107
Interest from cash and cash equivalents	16	1	32	6
Fee income	2,004	2,028	7,455	10,737
Total investment income	27,195	36,607	120,749	149,196

EXPENSES:
Base management fees	4,589	5,574	19,470	22,450
Incentive fees	1,633	4,388	11,492	18,234
Interest and financing expenses	7,706	6,766	30,277	25,531
Administrator expenses	990	921	3,915	4,107
General and administrative	848	535	2,336	1,932
Professional fees	450	588	2,277	2,865
Directors fees	147	146	544	579
Insurance	100	136	494	562
Expenses before management and incentive fee waivers	16,463	19,054	70,805	76,260
Management fee waiver	(31)	-	(143)	-
Incentive fee waiver	(1,633)	-	(3,504)	-
Total expenses net of management and incentive fee waivers	14,799	19,054	67,158	76,260
NET INVESTMENT INCOME	12,396	17,553	53,591	72,936

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(15,684)	(42,282)	(39,383)	(60,910)
Net unrealized appreciation/(depreciation) on investments	(426)	7,414	(42,257)	(26,723)
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	486	717	87	(61)
Net gain/(loss) on investments	(15,624)	(34,151)	(81,553)	(87,694)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(3,228)	$(16,598)	$(27,962)	$(14,758)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS	$0.06	$(0.29)	$(0.50)	$(0.26)
PER COMMON SHARE
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME
PER COMMON SHARE	$0.23	$0.31	$0.97	$1.27
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	54,747,189	57,032,056	55,399,646	57,624,779

DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.30	$1.12	$1.27

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion capital to over 350 companies across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbol (NYSE: MDLX). Medley Capital Corporation (NYSE: MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE: MCQ), (NYSE: MCV), and (NYSE: MCX).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson

Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197